EXHIBIT 99.4

FOR IMMEDIATE RELEASE

Contacts:
Media Relations	Media Relations	Investor Relations
Sarah Welz	Jenny Song	David Spille
webMethods, Inc.	webMethods, Inc.	webMethods, Inc.
(703) 251-3207	(703) 251-6457	(703) 460-5972
SWelz@webMethods.com	JSong@webMethods.com	DSpille@webMethods.com

WEBMETHODS ACQUIRES LEADING PORTAL TECHNOLOGY

Acquisition Provides webMethods With Established, Web Services-Based Portal Solution

FAIRFAX, Va. – October 13, 2003 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced that it has acquired the portal solution previously known as DataChannel. As part of the transaction, webMethods has acquired the technology and hired the key employees related to DataChannel. The solution will be named webMethods Portal™, the industry’s first complete Web services enabled portal.

“As the only portal that was built from the ground up for Web services, DataChannel’s technology perfectly complements our newly unveiled Web services infrastructure vision,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “Today’s acquisition fulfills our promise of delivering a comprehensive composite application development capability to customers. webMethods Portal will allow customers to leverage their large investments in business applications by extending them to a broader base of end-users with the goal of increasing productivity, reducing operational costs and increasing profitability.”

webMethods Portal is a comprehensive portal platform that delivers a full range of portal capabilities from a single-integrated platform. The solution exposes content, applications, and business functions that are personalized, enabling businesses to effectively extend access to these resources to employees, partners and customers.

webMethods enables companies to build composite applications on an Enterprise Service-Oriented Architecture (ESOA), and webMethods Portal provides an infrastructure-level presentation and content management service for the ESOA. As packaged application vendors move toward a Service-Oriented Architecture (SOA), there is a critical need for a common user interface. Since Web services make Composite Applications possible, the only logical interface is a Web services enabled portal.

By aligning webMethods Portal with webMethods Workflow, the company now delivers a comprehensive composite application development capability. This combined, powerful solution will provide customers with even greater flexibility for user interface design and deployment. The solution brings online many common business processes, contained within the organization as well as those that reach outside the company to customers and partners.

The current generation of portals lack sophisticated integration and workflow capabilities, require significant integration with existing systems, and do not adequately address the heterogeneity of today’s global enterprise. webMethods Portal drives significant business value by providing a portal platform with an integrated set of shared portal services to all users, administrators and applications across the extended enterprise.

webMethods anticipates that webMethods Portal will be generally available by December 31, 2003. The specific financial terms of the transaction were not disclosed.

webMethods will host a conference call to further discuss its recent acquisitions and vision for the company at 8:30 a.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors or via dial-in at 800-967-7141 or 719-457-2630. A replay of the conference call will be available through midnight on October 17, 2003 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 333306.

About webMethods, Inc.

webMethods (Nasdaq : WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 950 enterprise customers worldwide to run, measure and optimize their business. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark, and Global Business Visibility and webMethods Portal are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws, such as statements regarding webMethods’ new products and services and their performance, the anticipated dates of availability of acquired products, the size and strength of webMethods’ markets, webMethods’ future financial performance and cost savings, the anticipated contributions to webMethods’ future financial performance of acquired products or businesses, the timeframes by which webMethods anticipates the acquisitions will be accretive, and the business outlook of webMethods. The actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2003, which are on file with the U.S. Securities and

Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations webpage at www.webMethods.com. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.